Exhibit 2.1

                            ASSET PURCHASE AGREEMENT

                         DATED AS OF SEPTEMBER 16, 2005


                                      AMONG


                            ICONIX BRAND GROUP, INC.,

                                 (THE "BUYER"),


                             RAMPAGE LICENSING, LLC

                                 (THE "SELLER"),

                            RAMPAGE CLOTHING COMPANY

                              ("RAMPAGE CLOTHING"),

                                RAMPAGE.COM, LLC
                                 ("RAMPAGE.COM")
                                       AND
                                     EACH OF

                                  LARRY HANSEL
                            BRIDGETTE HANSEL ANDREWS
                                 MICHELLE HANSEL
                                  PAUL BUXBAUM
                                   DAVID ELLIS


                        (COLLECTIVELY, THE "PRINCIPALS").


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                                TABLE OF CONTENTS

                                                                                                                Page

1.       Certain Definitions......................................................................................3
2.       Sale and Purchase of Assets.............................................................................20
         2.1      Assets.........................................................................................20
         2.2      Excluded Assets................................................................................22
         2.3      Assumption of Certain Liabilities..............................................................23
         2.4      Non-Assumption of Liabilities..................................................................24
         2.5      Delivery of Certain Assets.....................................................................24
3.       Closing; Purchase Price.................................................................................25
         3.1      Closing........................................................................................25
         3.2      Purchase Price.................................................................................26
         3.3      Purchase Price Allocation......................................................................27
         3.4      Purchase Price Adjustment......................................................................27
4.       Representations, Warranties and Covenants of Seller, Rampage Clothing,
         Rampage.com and Larry Hansel............................................................................28
         4.1      Due Organization and Qualification; Subsidiaries...............................................29
         4.2      Capitalization; Options........................................................................30
         4.3      Authority to Execute and Perform Agreement.....................................................31
         4.4      Financial Statements...........................................................................33
         4.5      No Material Adverse Change.....................................................................35
         4.6      Tax Matters....................................................................................35
         4.7      Compliance with Laws...........................................................................35
         4.8      Permits........................................................................................36
         4.9      No Breach......................................................................................37
         4.10     Consents and Approvals.........................................................................39
         4.11     Judgments and Proceedings......................................................................39
         4.12     Employee Relations.............................................................................41
         4.13     Contracts......................................................................................41
         4.14     Real Property..................................................................................43
         4.15     Books of Account and Reports...................................................................43
         4.16     Tangible Property..............................................................................43
         4.17     Intangibles....................................................................................44
         4.18     Title..........................................................................................47
         4.19     Indebtedness...................................................................................48
         4.20     Undisclosed Liabilities........................................................................48
         4.21     Suppliers, Customers and Licensees.............................................................49
         4.22     Employee Benefit Plans.........................................................................49
         4.23     Insurance......................................................................................50
         4.24     Software.......................................................................................51
         4.25     Ownership of Assets............................................................................52
         4.26     No Broker......................................................................................53
         4.27     Full Disclosure................................................................................53
         4.28     Related Party Transactions.....................................................................54
5.       Representations and Warranties of Seller and Principals.................................................54


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         5.1      Enforceable Agreement..........................................................................54
         5.2      Investment Matters.............................................................................55
6.       Representations and Warranties of Buyer.................................................................57
         6.1      Subsidiaries...................................................................................57
         6.2      Due Incorporation and Qualification............................................................58
         6.3      Authority to Execute and Perform Agreement.....................................................59
         6.4      No Breach......................................................................................60
         6.5      No Broker......................................................................................61
         6.6      Capitalization.................................................................................62
         6.7      Tax Matters....................................................................................62
         6.8      Issuance of Buyer's Stock......................................................................63
         6.9      Filings, Consents and Approvals................................................................64
         6.10     Regulatory Compliance..........................................................................64
         6.11     No Buyer Material Adverse Change...............................................................66
         6.12     Internal Accounting Controls...................................................................67
         6.13     Listing and Maintenance Requirements...........................................................67
         6.14     Compliance with Laws...........................................................................68
         6.15     Investment Company.............................................................................69
         6.16     Application of Takeover Protections............................................................69
7.       Deliveries by Seller, Rampage Clothing and Principals...................................................70
8.       Deliveries by Buyer.....................................................................................74
9.       Interpretation and Survival of Representations and Warranties...........................................75
10.      Certain Post-Closing Obligations........................................................................78
         10.1     Voting Restrictions............................................................................78
         10.2     Restrictions on Sale of Shares.................................................................80
         10.3     Automatic Registration.........................................................................82
         10.4     Form D.........................................................................................97
         10.5     Tax Returns....................................................................................97
         10.6     Cooperation on Tax Matters.....................................................................97
         10.7     Assistance with Audits.........................................................................98
         10.8     Limited License................................................................................99
11.
         Indemnification.........................................................................................99
         11.1 Obligation of Seller, Rampage Clothing and Principals to
         Indemnify.............................99 11.2 Limitation as to the
         Seller's, Rampage Clothing's, Rampage.com's
                  and Principals' Indemnification Obligations...................................................101
         11.3     Obligation of Buyer to Indemnify..............................................................104
         11.4     Limitation as to the Buyer's Indemnification Obligations......................................106
         11.5     Limitation as to Maximum Aggregate Claims.....................................................107
         11.6     Third Party Claims............................................................................108
         11.7     Sole and Exclusive Remedy.....................................................................110
12.      Assistance.............................................................................................111
13.      Expenses...............................................................................................112
14.      Further Assurances.....................................................................................112
15.      Non-compete............................................................................................113


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16.      Miscellaneous..........................................................................................118
         16.1     Publicity.....................................................................................118
         16.2     Notices.......................................................................................119
         16.3     Entire Agreement..............................................................................127
         16.4     Waivers and Amendments........................................................................127
         16.5     Binding Agreement.............................................................................129
         16.6     Governing Law.................................................................................129
         16.7     Assignment....................................................................................129
         16.8     Variations in Pronouns........................................................................130
         16.9     Severability..................................................................................130
         16.10    Counterparts..................................................................................130
         16.11    Exhibits and Schedules........................................................................130
         16.12    Headings......................................................................................131
         16.13    Consent to Jurisdiction and Service of Process................................................131



                                       iii
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                             SCHEDULES AND EXHIBITS


SCHEDULE                DESCRIPTION


      1.37              Specified Contracts
      2.3(2)            Additional Assumed Liabilities
      3.3               Purchase Price Allocation
      4.1               Due Incorporation and Qualification; Subsidiaries
      4.2               Capitalization; Options
      4.4               Financial Statements
      4.5               No Material Adverse Change
      4.7               Compliance with Laws
      4.8               Permits
      4.9               No Breach
      4.10              Consents and Approvals
      4.11              Judgments and Proceedings
      4.13              Contracts
      4.16              Tangible Property
      4.17              Intangibles
      4.18              Title
      4.19              Indebtedness
      4.21              Suppliers and Licensees
      4.23              Insurance
      4.24              Software
      4.26              No Broker
      4.28              Related Party Transactions
      5.2               Investment Matters
      6.1               Subsidiaries
      6.5               No Broker
      6.8               Registration Rights
      6.9               Consents
      6.10              Regulatory Compliance
      6.14              Compliance with Laws

EXHIBITS                DESCRIPTION

Exhibit A               Master Trademark Assignment Agreement
Exhibit B               Security Release
Exhibit C               Assignment and Assumption Agreement
Exhibit D               Opinion of Buchalter Nemer
Exhibit E               Letter to Licensee
Exhibit F               Opinion of Blank Rome LLP




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                                                        36

521949.00108/6418374v.21

                            ASSET PURCHASE AGREEMENT


                  AGREEMENT, dated as of September 16, 2005, by and among Iconix Brand Group, Inc., a Delaware corporation ("Buyer"), Rampage Licensing, LLC, a California limited liability company ("Rampage Licensing"), Rampage.com, LLC, a Delaware limited liability company ("Rampage.com"), Rampage Clothing Company, a California corporation ("Rampage Clothing") and Larry Hansel, Bridgette Hansel Andrews, Michelle Hansel, Paul Buxbaum and David Ellis (collectively, the "Principals").

                                   Background

                  WHEREAS, Rampage Licensing is engaged in the business of marketing and licensing the RAMPAGE(R) family of marks and names for use in connection with a wide variety of goods and services and utilizes the RAMPAGE(R) mark and domain name in connection with the operation and administration of a web site located at the URLs http://www.rampage.com and http://www.rampageclothingcompany.com; and

                  WHEREAS, Rampage Clothing is engaged in the business of designing, manufacturing, marketing, selling and distributing apparel products branded with one or more of the RAMPAGE(R) marks; and

                  WHEREAS, the Principals indirectly own or control all of the outstanding equity, ownership and beneficial interests of each of Rampage Licensing, Rampage.com and Rampage Clothing; and

                  WHEREAS, the Buyer desires to become engaged in the Business (as defined herein) and to acquire substantially all of the assets of Rampage Licensing (hereinafter, the "Seller") used in connection with the Business and to assume certain of Seller's liabilities, and Seller desires to sell such assets to Buyer, all upon the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and intending to be legally bound, the parties agree as follows:

1. Certain Definitions. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (1) the terms defined in this Section have the meanings assigned to them in this Section, wherever they appear in this Agreement (2) all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles consistently applied and as in effect on the date hereof ("GAAP") and
(3) all words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

1.1 "Acknowledged Encumbrances" means, collectively, (i) Encumbrances specifically disclosed or reserved against in the Financial Statements, (ii) Encumbrances for Taxes, fees, levies, duties or other governmental charges not yet past due; (iii) Encumbrances for mechanics, material, laborers, employees, suppliers or similar liens arising by operation of Law for sums which are not yet past due.

1.2 "Affiliate" means, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the specified Person.

1.3 "Asset Material Adverse Change" means any change in the Assets that, individually or in the aggregate, has an Asset Material Adverse Effect

1.4 "Asset Material Adverse Effect" means a material adverse effect on any of the Assets, taken as a whole, other than (i) effects resulting from the execution or announcement of this Agreement or any other Transaction Document or resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement or any other Transaction Document, (ii) effects of any change arising in connection with acts of war, sabotage, terrorism, military actions or the escalation thereof, (iii) effects of any change in applicable Laws, regulations or accounting rules, (iv) changes in general economic, financial, regulatory, political or market conditions in the world and (v) changes in conditions or developments generally applicable to the industries in which the Assets are utilized and that do not affect the Assets in any manner materially disproportionate to other Persons in such industry.

1.5 "Business" means the business conducted by Rampage Licensing, Rampage.com and their respective operations, prospects and condition (financial and otherwise), including the marketing and licensing of the RAMPAGE(R) family of marks and names for use in connection with a wide variety of goods and services.

1.6 "Buyer's Stock" means shares of common stock, par value $0.001 per share, of Iconix Brand Group, Inc.

1.7 "Buyer Material Adverse Change" means any change in the business, properties, assets or financial condition of Buyer or any of its Subsidiaries that, individually or in the aggregate, has a Buyer Material Adverse Effect.

1.8 "Buyer Material Adverse Effect" means a material adverse effect on the business, properties, assets or financial condition of Buyer and its Subsidiaries, taken as a whole, other than (i) effects resulting from the execution or announcement of this Agreement or any other Transaction Document or resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement or any other Transaction Document, (ii) effects of any change arising in connection with acts of war, sabotage, terrorism, military actions or the escalation thereof, (iii) effects of any change in applicable Laws, regulations or accounting rules, (iv) changes in general economic, financial, regulatory, political or market conditions in the world and (v) changes in conditions or developments generally applicable to the industries in which Buyer is involved and that do not affect Buyer in any manner materially disproportionate to other Persons in such industry.

1.9 "Closing" means the closing of the transactions contemplated by this Agreement.

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1.10     "Closing Date" means the date on which the Closing occurs.

1.11     "Code" means the Internal Revenue Code of 1986, as amended.

1.12 "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result or to avoid the occurrence of a default.

1.13 "Contract" means any written or oral contract, agreement, instrument, order, commitment or binding arrangement, express or implied, of any nature whatsoever.

1.14 "Contract Right" means any right, power or remedy under any Contract, including but not limited to rights to receive property or services or otherwise to derive benefits from the payment, satisfaction or performance of another party's obligations.

1.15 "Documents" means and includes any document, agreement, instrument, certificate, notice, Consent, affidavit, correspondence (by letter, electronic mail, telex or otherwise), written statement, schedule or exhibit whatsoever.

1.16 "Employee Benefit Plan" means (1) any employee benefit plan, as defined in
Section 3(3) of ERISA, or (2) any other plan, trust agreement or arrangement for any bonus, severance, hospitalization, vacation, deferred compensation, pension or profit sharing, retirement, payroll savings, stock option, group insurance, death benefit, fringe benefit, welfare or any other employee benefit plan or fringe benefit arrangement of any nature whatsoever, including those benefiting former employees.

1.17 "Encumbrance" means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, covenant, restriction, or any other encumbrance, claim, burden or charge of any kind or nature whatsoever.

1.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.19 "Indebtedness" means all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date Indebtedness is to be determined.

1.20 "Insurance Policies" means any policy or binder for fire, public liability, product liability, general liability, life, hospital, medical, disability, comprehensive, automobile, property damage, workmen's compensation, key man, fidelity bond, theft, forgery, vehicular, or errors and omissions insurance, or for any other insurance of any nature whatsoever.

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1.21 "Intangible" means, throughout the world, the Marks, all trade secrets, patterns, designs, pressbooks, promotional material, artwork, vendor numbers, know-how, patents, patent applications, copyrights, copyright applications, copyright registrations; Web sites, including the content contained therein, domain names, domain name registrations, designs, formula, invention, technology, Software, database or other intangible asset of any nature (whether in use, operational, active, under development or design, non-operative, or inactive, owned, marketed, maintained, supported, used, licensed or otherwise held for use by, or licensed to or with respect to which rights are granted to a Person), and all good will, whether or not related to the foregoing, whether arising under statutory or common law in any jurisdiction or otherwise, and includes, without limitation, any and all Intellectual Property Rights in and to the foregoing.

1.22 "Intellectual Property Right(s)" means any and all proprietary rights (throughout the universe, in all media, now existing or created in the future, and for the entire duration of such rights) arising under statutory or common law, contract, or otherwise, and whether or not perfected, including without limitation, all (a) rights associated with patents, reissues and reexamined patents, and patent applications, whenever filed and wherever issued, and all priority rights resulting from such applications; (b) rights associated with works of authorship including, but not limited to, copyrights, moral rights, design rights, copyright applications, copyright registrations, and rights to prepare derivative works; (c) rights relating to the protection of trade secrets and confidential information; (d) rights in and to trademarks, service marks, trade names, logos, symbols, and the like; (e) product right; (f) rights analogous to those set forth in this definition and any and all other proprietary rights relating to Intangibles not already included herein; (g) rights associated with divisions, divisionals, continuations, continuations-in-part, substitutes, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued, or acquired; and (h) the right to sue for past infringement of any Intangible and/or Intellectual Property Rights, provided any such Intellectual Property Right is related to the Business.

1.23 "Inventory" means any raw materials, supplies, work-in-progress, finished goods, parts or any other inventory of any nature whatsoever.

1.24 "Judgment" means any order, writ, injunction, fine, citation, award, decree or any other judgment of any kind whatsoever of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

1.25 "Law" means any provision of any law, statute, ordinance, order, constitution, charter, treaty, rule or regulation enacted, approved or adopted by any governmental, administrative or regulatory authority, including common law.

1.26 "Liabilities" means any direct or indirect Indebtedness, liability, claim, loss, damage, Judgment, deficiency or obligation, known or unknown, fixed or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise whether or not of a kind required by GAAP to be set forth on financial statements.

1.27 "License Agreement" means that certain License Agreement dated as of the date hereof between Larry Hansel Clothing, LLC and IP Holdings LLC.

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1.28 "Losses" means any and all Liabilities, Proceedings, causes of action, costs and expenses including, without limitation, costs of investigation, actual interest costs, penalties and attorneys' fees.

1.29 "Marks" means all names, corporate names, domain names, fictitious names, trademarks, trademark applications, trademark registrations, service marks, service mark applications, service mark registrations; trade names, brand names, product names, logos, trade dress, symbols, slogans or other designations used by Seller, Rampage Clothing or Rampage.com in commerce or in connection with the Business.

1.30 "Permit" means any license, permit, certificate, Consent, right or privilege of any kind or nature whatsoever granted, issued, approved or allowed by any foreign, federal, state or local governmental, administrative or regulatory authority including those relating to Real Property.

1.31 "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, association, joint-stock company, unincorporated organization, cooperative, trust, estate, government entity or authority (including any branch, subdivision or agency thereof), administrative or regulatory authority, or any other entity of any kind or nature whatsoever.

1.32     "Principal Representative" means Paul Buxbaum.

1.33 "Proceeding" means any claim, suit, action, equitable action, litigation, investigation, arbitration, trademark opposition, cancellation action, administrative hearing or any other judicial or administrative proceeding of any kind or nature whatsoever, or any formal demand which might lead to any of the foregoing.

1.34     "Property" means real, personal or mixed property.

1.35 "Real Property" means any real estate, land, building, structure, improvement or other real property of any kind or nature whatsoever owned, leased or occupied by Seller, all shares of stock or other ownership interests through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including, without limitation, easements, covenants, water rights, sewer rights and utility rights.

1.36 "Seller's Actual Knowledge" means the actual knowledge of Larry Hansel, Paul Buxbaum or David Ellis after due inquiry of such persons with such individuals who are members, stockholders, directors or officers of or employed by Seller, Rampage Clothing and/or Rampage.com responsible for the matter being represented or warranted.

1.37     "Specified Contracts" means those Contracts set forth on Schedule 1.37.

1.38 "Software" means any computer program, operating system, applications system, firmware or software of any kind or nature whatsoever, including, without limitation, all object code, source code, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, a programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media.

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1.39 "Subsidiaries" with respect to any Person, means any other Person or business entity, with respect to whom 50% or more of the equity interest (or debt or other interest convertible into an equity interest) is owned directly or indirectly by such Person.

1.40 "Tangible Property" means any machinery, buildings, fixtures, equipment, parts, furniture, leasehold improvements, office equipment, vehicles, tools, forms, molds, supplies, archive garments or other tangible property of any kind or nature whatsoever.

1.41 "Tax" or "Taxes" means all taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority or other governmental authority, including, but not limited to, those on or measured by or referred to as income, franchise, profits, gross receipts, capital, ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto.

1.42 "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information (including any amendments thereto) that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any governmental authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

1.43 "Transaction Documents" means, collectively, this Agreement and each other Documents required to be executed in connection with the transactions contemplated hereby, provided, the License Agreement shall not be included in the definition of Transaction Documents.

2. Sale and Purchase of Assets.

2.1 Assets. Seller hereby sells, transfers, conveys, assigns and delivers to Buyer and Buyer hereby purchases and acquires from Seller, all right, title and interest in and to all of Seller's assets, business, and rights of every nature, kind and description wheresoever located and whether or not reflected on the books and records of Seller (excluding only those assets set forth in Section 2.2) including, without limitation, the following (all of which being hereinafter collectively referred to as the "Assets"):

(1) All Intangibles owned by Seller and all Intellectual Property Rights associated therewith, all goodwill, licenses and sublicenses granted or obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

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

(2) All of Seller's rights, powers and privileges in and to the Specified Contracts, together with all Contract Rights thereunder, including all rights to royalties earned or accruing on or after the Closing Date;

(3) All designs, patterns, archive garments, press books, promotional materials and all other brand collateral materials and other Tangible Property used in or related to the Business;

(4) All prepaid assets (including the pro rata portion of advances or guaranteed minimum royalty and advertising payments credited against royalties earned after the Closing Date or any liquidated damages, under the Specified Contracts) and expenses other than rent escrows and security deposits; and

(5) All of Seller's claims, causes of action and other legal rights and remedies, whether or not known as of the Closing, relating to Seller's ownership of the Assets and/or the Business, but excluding claims against Buyer with respect to the transactions contemplated herein.

2.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, there is excluded from the sale and purchase contemplated by this Agreement the following assets (the "Excluded Assets"):

(1) All Contracts which are not listed on Schedule 1.37 whether or not relating to an Asset being purchased hereby and the Contract rights of Rampage Clothing Company under items (l), (m) and (n) listed on Schedule 1.37;

(2) All cash in the bank or invested on the Closing Date, except for cash deposits from customers and the pro rata portion of advances, guaranteed minimum royalty or advertising payments credited against royalties earned prior to the Closing Date under the Specified Contracts and any sales royalty payments made after the Closing Date for periods ending prior to the Closing Date.

2.3 Assumption of Certain Liabilities. On the terms set forth herein, on and after the Closing Date, Buyer shall assume, perform and pay only the following Liabilities ("Specified Liabilities") but only to the extent the same are not incurred or resulting from (directly or indirectly) any breach or default by Seller under any Contract with any Person or any representation, warranty or covenant of Seller noted herein:

(1) All Liabilities of Seller arising and relating to periods after the Closing in the nature of services to be performed, payments to be made or goods to be delivered under the Specified Contracts transferred pursuant to this Agreement, but not including any Liabilities of Seller under any Contract with any affiliate or Principal or other member of Seller;

(2) All such other Liabilities specifically assumed by Buyer on Schedule 2.3(2) hereof.

2.4 Non-Assumption of Liabilities. Notwithstanding anything herein capable of interpretation to the contrary, except for the Specified Liabilities, Seller shall pay or otherwise fully discharge, as the same shall become due, all of their respective Liabilities existing as of the Closing Date or thereafter whether or not disclosed to Buyer on any Schedule hereto, and Buyer does not assume and shall in no event be liable therefor (collectively, the "Retained Liabilities").

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

2.5 Delivery of Certain Assets. Concurrently herewith, Seller is delivering, on behalf of Buyer, all of the Assets which are comprised of Intangibles and Intellectual Property Rights directly to IP Holdings LLC, an indirect, wholly-owned Subsidiary of Buyer ("IP Holdings"). The parties hereto acknowledge and agree that, notwithstanding this Section 2.5, all of the Assets, including the Assets subject to this Section 2.5, are being acquired by Buyer hereunder and the delivery by Seller of the Assets subject to this Section 2.5 to IP Holdings shall be deemed to be a delivery of such Assets initially to Buyer followed by a contribution of such Assets by Buyer to the capital of IP Holdings.

3.       Closing; Purchase Price

3.1 Closing. The Closing of the transactions contemplated by this Agreement shall take place concurrently herewith at the offices of Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174. All transactions occurring at the Closing shall be deemed to occur concurrently.

3.2 Purchase Price. In consideration of the sale, transfer, conveyance and delivery of the Assets, and in reliance upon the representations and warranties made herein by Seller, Rampage Clothing, Rampage.com and Principals, Buyer shall, in full payment thereof, pay to Seller, or their respective designees, the following aggregate consideration: (i) Twenty-Five Million, Seven Hundred Fifty Thousand Dollars ($25,750,000) payable in immediately available funds at the Closing (the "Cash Consideration") and (ii) the issuance of such number of restricted shares of Buyer's Stock as are equal to Twenty Million, One Hundred Fifty Thousand Dollars ($20,150,000) divided by the average per share closing price reported on the Nasdaq National Market for the ten (10) consecutive trading days ending on the trading day immediately preceding the Closing Date (the "Shares") and (iii) the assumption of the Specified Liabilities (the "Shares" together with the Cash Consideration and the Specified Liabilities, collectively hereinafter referred to as the "Purchase Price").

3.3 Purchase Price Allocation. The Purchase Price for the Assets shall be allocated in a manner set forth on Schedule 3.3 hereto. In connection with the determination of such schedule, the parties shall cooperate with each other and provide such information as any of them shall reasonably request. The parties shall (a) prepare and, where applicable, file each report relating to the federal, state, local, foreign and other Tax consequences of the purchase and sale contemplated hereby (including the filing of IRS Form 8594) in a manner consistent with such allocation schedule and (ii) take no position in any Tax Return or other Tax filing, proceeding, audit or otherwise which is inconsistent with such allocation.

3.4 Purchase Price Adjustment. The Seller and Buyer shall adjust the Purchase Price, as follows: (a) the Purchase Price will be decreased by an amount equal to the pro rata portion of advances on royalties paid to Seller under the Specified Contracts prior to the Closing for all periods after the Closing; and
(b) the Purchase Price shall be increased by an amount equal to the pro rata portion of royalties received by Buyer under the Specified Contracts for all periods prior to the Closing. The parties, upon their mutual consent, shall, as soon as practical but no later than ninety (90) days after the Closing Date, make any adjustments to the Purchase Price as necessary. The party owing an amount to the other party based on such post-Closing adjustments shall make payment via bank check or wire transfer to the other party within ten (10) business days after completion of the adjustments.

4. Representations, Warranties and Covenants of Seller, Rampage Clothing, Rampage.com and Larry Hansel. Knowing that Buyer relies thereon, Seller, Rampage Clothing, Rampage.com and Larry Hansel ("Hansel"), jointly and severally, represent, warrant and covenant to Buyer as of the Closing as follows:

4.1 Due Organization and Qualification; Subsidiaries. Each of Rampage Licensing and Rampage.com is a limited liability company, and Rampage Clothing is a corporation duly organized, validly existing and in good standing, under the laws of the jurisdiction of its respective organization. Seller has the full power and authority to own, lease and operate its Assets, Properties and Business, to carry on its Business as and where such Business is now conducted, except where such failure to have such power and authority would not have an Asset Material Adverse Effect. Each of Seller and Rampage Clothing has the full power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby upon the terms and conditions herein provided. Seller is duly qualified as a foreign entity in good standing under the Laws of each jurisdiction set forth in Schedule 4.1. There is no other jurisdiction in which the nature of Seller's respective Business or location of its Properties requires such licensing or qualification, except where such failure to have such power and authority would not have an Asset Material Adverse Effect. Except as set forth in Schedule 4.1, Seller has no Subsidiaries, nor does Seller own, directly or indirectly any shares of stock or other equity interest in or control, alone or in combination with others, any Persons.
Schedule 4.1 sets forth the names and titles of Seller's directors and officers.

4.2 Capitalization; Options. Schedule 4.2 sets forth the capital structure of Seller, including the numbers and types of membership interests authorized and the number of each type of membership interests that are issued and outstanding.
Schedule 4.2 contains an accurate and complete list of: (i) the full legal names of the members of Seller; (ii) the addresses of such members; (iii) the number of membership interests, warrants, options or other securities owned of record and beneficially by each such member and the certificate numbers of the certificates representing such equity interests. Except for the members listed on Schedule 4.2, there are no other record or beneficial owners of any membership interests of Seller or any other securities of Seller. Except for the membership interests listed on Schedule 4.2, there have been and currently are no other issued or outstanding equity interests. All of the issued and outstanding equity interests of Seller have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 4.2, there exists no right of first refusal or other preemptive right with respect to Seller or the equity interests, Business or Assets of Seller. In addition, Schedule 4.2 sets forth a list of all of the full legal names of each Principal together with such Principal's address.

4.3 Authority to Execute and Perform Agreement. Each of Seller, Rampage Clothing and Rampage.com has all requisite power and authority and approvals required to enter into, execute, deliver and perform this Agreement and its obligations hereunder and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and each other Transaction Document to which each of Seller, Rampage Clothing and Rampage.com is a party, the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Seller, Rampage Clothing and Rampage.com. This Agreement and each other Transaction Document to which each of Seller, Rampage Clothing and Rampage.com is a party, has been duly executed and delivered by each of Seller, Rampage Clothing and Rampage.com, and constitutes Seller's, Rampage Clothing's, and Rampage.com's valid and legally binding obligation, enforceable against each of Seller, Rampage Clothing and Rampage.com in accordance with its terms and conditions, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws, relating to or affecting creditors' rights generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.4 Financial Statements. Attached to Schedule 4.4 are true, complete and correct copies of the consolidating financial statements and notes thereof of each Seller and Rampage Clothing, as reviewed by independent certified public accountants for the year ended December 31, 2004 and December 31, 2003, the financial statements for Rampage Licensing which were separately audited for the year ended December 31, 2003, and consolidating financial statements for Seller and Rampage Clothing, as audited for the year end December 31, 2002. Schedule
4.4 also sets forth Seller's and Rampage Clothing's financial statements (including unaudited balance sheets and the related statements of income, retained earnings and cash flows) at and for the seven months ended July 31, 2005. The foregoing financial statements are hereinafter collectively referred to as the "Financial Statements". The Financial Statements have been prepared from the books and records of the Sellers and Rampage Clothing, and fairly present in all material respects the financial position of each Seller and Rampage Clothing as at such dates and the results of its operations and the changes in its retained earnings and its financial positions for the periods then ended in accordance with GAAP consistently applied throughout the periods indicated (except, in the case of the Financial Statements for the seven-month period ended July 31, 2005, for immaterial year-end adjustments, and the absence of footnotes, and certain reclassifications for management reporting purposes). The Financial Statements do not contain any material misstatements or omissions regarding the business, assets, condition (financial or otherwise) of Seller or Rampage Clothing. Since the most recent fiscal year end, there have been no material changes in the accounting policies of Seller or Rampage Clothing except for any such changes required pursuant to GAAP. The Financial Statements are not affected by transactions or accounts with affiliated companies, if any, other than as set forth in Schedule 4.4.

4.5 No Material Adverse Change. Except as set forth in Schedule 4.5, since December 31, 2004 there has been no Asset Material Adverse.

4.6 Tax Matters. Except to the extent that a failure to file a Tax Return, pay, collect or withhold Taxes, or any inaccuracy in a Tax Return would not result in Buyer being liable for such Taxes, (i) the Seller has timely filed all Tax Returns that are required to be filed before the Closing Date, (ii) the information provided on such Tax Returns is complete and accurate in all material respects and (iii) all Taxes due on such Tax Returns have been paid in full. No material claim has ever been made by any governmental authority in a jurisdiction where Seller does not file a Tax Return that it is or may be subject to taxation by that jurisdiction. None of the Assets is subject to any lien for Taxes, other than in respect of Taxes not yet past due.

4.7 Compliance with Laws. Except as set forth in Schedule 4.7, Seller has complied in all material respects with all Laws relating to its Business or operations or to the Assets. Except as set forth and specifically identified in
Schedule 4.7, none of Seller, Rampage Clothing, Rampage.com or Hansel has received notice of any alleged material violation of or claim under any such Laws, and to Seller's Actual Knowledge, there is no basis for any material violation thereof which may occur in the future (either upon notice, lapse of time, or both), and no investigation, charge, claim or other action under any such Laws is pending or threatened.

4.8 Permits. Except as set forth in Schedule 4.8, no Permits are material to or necessary for the conduct of the Business of Seller or the use and operation of the Assets. At Closing, Seller holds all Permits which are material to or necessary for it to conduct its business as heretofore conducted ("Material Permits"). A true, correct and complete list of Seller's Permits is set forth in
Schedule 4.8. All Material Permits are in full force and effect, no violations are or have been recorded in respect of any Material Permit and no Proceeding is pending or, to Seller's Actual Knowledge, threatened to revoke, terminate or limit any Material Permit. Except as set forth and specifically identified in
Schedule 4.8, Seller is not in default, and has not received any notice of any claim of default, with respect to any Material Permit or of any notice of any other claim or Proceeding (or, to Seller's Actual Knowledge, threatened Proceeding) relating to any Material Permit. Except as set forth in Schedule 4.8, all Permits are assignable and transferable by Seller to Buyer without the Consent of any Person, except where such failure would not have an Asset Material Adverse Effect..

4.9 No Breach. Except as set forth and specifically identified in Schedule 4.9, the consummation of the transactions herein contemplated including, without limitation, the execution, delivery and performance of this Agreement and the documents required to effect the transactions herein contemplated, do not and will not (1) constitute a violation of or default under (either immediately or upon notice, lapse of time or both), conflict with or result in a breach of (a) Seller's organizational documents, (b) the terms of any Specified Contract to which Seller is a party and to which the Assets are or may be bound, (c) any Judgment relating to the Assets and binding upon Seller, or (d) any Laws affecting the Assets; or (2) result in the creation or imposition of any Encumbrance on any of the Assets or give to any Person any interest or right in any of the Assets; or (3) accelerate the maturity of or otherwise modify any Liability or obligation of Seller relating to the Assets or the Specified Liabilities; or (4) result in the breach of any of the terms and conditions of, constitute a default under or otherwise cause any impairment of, any Specified Contract, or Permits which, if not cured, could have a material adverse effect in any one case or in the aggregate on Seller, the Assets or the Business.

4.10 Consents and Approvals. Except as set forth in Schedule 4.10, no Consent, waiver, authorization, order or notice is required in connection with the execution, delivery and performance by Seller, Rampage Clothing and Rampage.com of this Agreement or the consummation of the transactions contemplated hereby, including, but not limited to, the assignment of any and all of the Specified Contracts, except where such failure would not have an Asset Material Adverse Effect.

4.11 Judgments and Proceedings. Except as set forth in Schedule 4.11, there is no outstanding Judgment against or affecting the Assets or the assets of Rampage Clothing or Rampage.com. Except as set forth in Schedule 4.11, there is no Proceeding pending, or to Seller's Actual Knowledge, threatened, against or affecting any of Seller's, Rampage Clothing's or Rampage.com's properties, assets, business, operations or prospects. True and correct copies of all complaints, pleadings, petitions, notices, motions and other papers filed in connection with the Proceedings listed in Schedule 4.11 have been delivered to Buyer. Except as set forth and specifically identified in Schedule 4.11, there are no Proceedings pending or, to Seller's Actual Knowledge, threatened, or any contingent liability, which would give rise to any right of indemnification on the part of any officer, director, employee or agent of Seller, Rampage Clothing, Rampage.com or their heirs, executors or administrators thereof against Seller, Rampage Clothing, Rampage.com or any of their successors. Except as set forth and specifically identified in Schedule 4.11, to Seller's Actual Knowledge, no breach of contract, tort, or other claim (whether arising from Seller's, Rampage Clothing's or Rampage.com's business operations or otherwise) has been asserted or threatened, by or against Seller, Rampage Clothing or Rampage.com, and no breach of contract claim has been asserted or threatened by or against Seller, Rampage Clothing or Rampage.com against any Person with regard to the Specified Contracts.

4.12 Employee Relations. Seller does not have, nor at any time has had any employees.

4.13 Contracts. Schedule 4.13 sets forth a true and correct list of all Contracts to which Seller or the Assets is bound or subject with a value in excess of $5,000. True and correct copies of all Specified Contracts have been delivered to Buyer and Schedule 4.13 includes a complete and accurate description of all oral Specified Contracts. All of the Specified Contracts set forth on Schedule 4.13 and referred to in this Agreement or in the other Schedules hereto are valid and subsisting in full force and effect and binding on the parties thereto in accordance with their terms; Seller is not in default under any of them, nor to Seller's Actual Knowledge is any other party to any such Specified Contract in default thereunder, nor to Seller's Actual Knowledge is there any condition or basis for any claim of a default by any party thereto or event which, with notice, lapse of time or both, would constitute a default thereunder; and Seller has paid in full or accrued all amounts due thereunder for periods on or prior to the date hereof (whether or not currently payable) and has satisfied in full or provided in full for all of its Liabilities and obligations thereunder for periods on or prior to the date hereof. Except as disclosed in Schedule 4.13, all rights of Seller under the Specified Contracts extending beyond the Closing Date are assignable to Buyer and upon assignment shall continue unimpaired and unchanged in Buyer on and after the Closing Date without (a) the Consent (except for any Consent(s) which have been or will be obtained at or before the Closing) of any Person or (b) the payment of any penalty, the incurrence of any additional obligation or the change of any term. Except as set forth on Schedule 4.13, Seller has examined, monitored or otherwise policed, to the extent deemed prudent by Seller and in accordance with the customary practices in the industry in which Seller participates, the activities of all of the licensee counterparties under the Specified Contracts to verify that the products manufactured, sold or offered for sale under the Marks licensed to such licensees pursuant to the Specified Contracts meet, in all material respects, the quality control standards and requirements for use of the Marks set forth in such Specified Contracts.

4.14 Real Property. Seller does not own, lease or occupy, and has not at any time has owned, leased or occupied all or any portion of any Real Property.

4.15 Books of Account and Reports. Seller has delivered to Buyer true, correct and complete copies of its charter or other formation documents, and all amendments thereto.

4.16 Tangible Property. Schedule 4.16 sets forth a list and summary description of all interests owned, leased or subleased (as lessor or lessee) or claimed by each Seller (including, without limitation, options) in or to Tangible Property. Except as set forth on Schedule 4.16, all Specified Contracts pursuant to which Seller may hold or use any interest owned or claimed by Seller (including, without limitation, options) in or to Tangible Property are in full force and effect, Seller is not in default thereunder and to Seller's Actual Knowledge, no condition exists which, with notice, lapse of time or both, would constitute a default.

4.17     Intangibles.

(1) All Intangibles to the Seller's Business, owned, used, applied for and/or registered in the name of or licensed to Seller, Rampage Clothing or Rampage.com are listed on Schedule 4.17. Except as specifically identified and disclosed in
Schedule 4.17, all of Seller's rights in and to the Intangibles set forth in
Schedule 4.17 are free and clear of any claims of infringement, invalidity or Encumbrance (other than any Acknowledged Encumbrances). None of the Seller, Rampage Clothing, Rampage.com or Hansel has notice of any adversely held Intangible of any other Person or notice of any claim of any other Person or notice of any claim of any other Person relating to any of the Intangibles set forth in Schedule 4.17 or any process or confidential information of Seller, and none of the Seller, Rampage Clothing, Rampage.com or Hansel knows of any basis for any such charge or claim. None of the Seller, Rampage Clothing or Rampage.com has infringed upon or misappropriated any Intellectual Property Rights of any Person and none of the Intangibles infringes upon or violates the Intellectual Property Rights or other proprietary rights of any Person. Except as set forth in Schedule 4.17, none of the Seller, Rampage Clothing, Rampage.com or Hansel has licensed any Person to use any Intangible or other Intellectual Property Rights of Seller, nor is Seller obligated to pay any royalties, licensing fees or similar payments to any Person.

(2) Schedule 4.17 contains a complete and accurate list and summary description of all registrations and pending applications for the Marks. All registered and pending Marks have been registered or applied for and pending, respectively (as indicated on the schedule) with the United States Patent and Trademark Office or the trademark office of the jurisdiction to which the registration or application pertains, and are currently in compliance with all applicable Laws in all material respects. The Marks are valid, subsisting, and enforceable and are not subject to any maintenance fees or taxes or actions falling due within sixty (60) days after the date hereof. Except as set forth in Schedule 4.17, (i) no Mark is now involved in any opposition, invalidation or cancellation Proceeding or any other Proceeding relating to the validity or registrability thereof, and, to the Seller's Actual Knowledge, no such action is threatened with respect to any of the Marks; (ii) to the Seller's Actual Knowledge, there is no potentially interfering trademark or trademark application of any other Person with regard to the Marks anywhere in the world; (iii) none of the Marks has been challenged or threatened in any way; (iv) where applicable, the Assets bear Marks accompanied by the proper federal registration notice where permitted by law except for where such failure to comply with proper federal registration notice is not material to the operation of the Business.

(3) Except as set forth on Schedule 4.17, to the Seller's Actual Knowledge, none of Seller, Rampage Clothing or Rampage.com has received any form of notice advising it that any Intangible, including the Marks, could not be owned, used, applied for and/or registered in the name of or licensed to Seller, to Rampage Clothing or to Rampage.com in any jurisdiction throughout the world.

4.18 Title. Except as set forth on Schedule 4.18, Seller owns outright and has good, valid and marketable title to all of the Assets, free and clear of all Encumbrances (other than any Acknowledged Encumbrances). There are no outstanding options or commitments to which Seller, Rampage Clothing, Rampage.com or any Principal is a party which relate to the Assets or the sale by any of them of the Assets. At Closing, Buyer shall acquire all assets used by Seller in the Business, other than those assets set forth in Section 2.2. Within the past 10 years, Seller has not done business under or been known by any name other than its present corporate name, and Seller had not done business at any address other than the addresses set forth in Schedule 4.18.

4.19 Indebtedness. All Indebtedness of Seller as at the Closing Date is set forth on Schedule 4.19. Schedule 4.19 sets forth a true and correct aged list of Seller's accounts payable as of the Closing Date.

4.20 Undisclosed Liabilities. As of the Closing Date, Seller does not have any material Liabilities in respect of its businesses, other than (1) Liabilities reflected or reserved for on the Financial Statements or (2) Liabilities that have arisen or been incurred since the date of the latest Financial Statement in the ordinary course of business consistent with past practices.

4.21 Suppliers, Customers and Licensees. Except as set forth in Schedule 4.21, during the last 12 months, no single customer, supplier or licensee provided more than five percent of Seller's, Rampage Clothing's or Rampage.com's revenue. To Seller's Actual Knowledge, no supplier, customer or licensee of Seller, Rampage Clothing or Rampage.com intends to cancel or materially reduce its ongoing commercial relationship with the businesses of the Seller, Rampage Clothing or Rampage.com, as the case may be.

4.22 Employee Benefit Plans. Seller has not at any time established, maintained, participated in, or contributed to any Employee Benefit Plan. Seller has no Liabilities or obligations under any Employee Benefit Plan. Seller has not incurred any Liability to the Pension Benefit Guaranty Corporation (or any successor thereto), including any Liability under Sections 4063 or 4064 of ERISA.

4.23 Insurance. Schedule 4.23 sets forth all Insurance Policies held by or on behalf of Seller in respect of the Assets, specifying the insurer, the policy number (or covering note number with respect to binders), the risks covered, the premium, the deductibles and the amount of coverage provided and describing each pending claim thereunder of more than $10,000. Seller is not in default with respect to any provision contained in any such Insurance Policy nor, to the Seller's Actual Knowledge, has Seller failed to give any notice or present any claim under any such Insurance Policy in due and timely fashion. Seller has not received a written notice of cancellation, non-renewal or audit of any such Insurance Policy.

4.24 Software. Schedule 4.24 is an accurate and complete list and description of all Software (except for any standard or "off-the-shelf" computer software) owned, licensed, leased or otherwise used by Seller in connection with its businesses, and identifies which of such Software is owned, licensed, leased, or otherwise used, as the case may be. Except as set forth in Schedule 4.24, Seller owns, free and clear of any Encumbrances (other than Acknowledged Encumbrances), or has a valid right to use pursuant to lease, license, sublicense, agreement or permission, all of the Software currently used by Seller in connection with its business. With respect to all Software owned by a third party and used by Seller in connection with its business pursuant to a valid lease, license, sublicense, agreement or permission, (1) to the Seller's Actual Knowledge, the lease, license, sublicense, agreement or permission covering such Software is valid, legally binding, enforceable and in full force and effect and may be transferred pursuant to this Agreement; (2) to the Seller's Actual Knowledge, no party to any such lease, license, sublicense, agreement or permission is in breach thereof and no event has occurred which with notice or lapse of time would constitute a breach thereof, permitting termination or modification thereof; and
(3) Seller has not granted any sublicense, sublease or similar right with respect to any such lease, license, sublicense, agreement or permission.

4.25 Ownership of Assets. All of the Assets are owned by Seller. Prior to the Closing Date, (i) Rampage Clothing has transferred to Seller any Assets owned by Rampage Clothing which are used, in whole or in part, in connection with the Business and (ii) Rampage.com has transferred to Seller any Assets owned by Rampage.com which are used, in whole or in part, in connection with the Business, including but not limited to all rights to the Rampage.com and Rampageclothingcompany.com domain names. The Assets constitute all of the assets, properties and rights used in and which are necessary for conducting the Business as heretofore conducted by Seller.

4.26 No Broker. Except as set forth in Schedule 4.26, no broker, finder, agent or similar intermediary has acted for or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's fee, finder's fee, or similar fee or commission in connection therewith based on any agreement, arrangement or understanding with Seller or any action taken by Seller. Any item disclosed in Schedule 4.26 will be paid by Seller, Rampage Clothing, and Principals.

4.27 Full Disclosure. All Transaction Documents delivered by or on behalf of the Seller, Rampage.com, Rampage Clothing and/or Principals in connection with this Agreement and the transactions contemplated hereby are true and complete; and all such Transaction Documents delivered by Seller, Rampage.com, Rampage Clothing and/or Principals are authentic.

4.28 Related Party Transactions. Except as described on Schedule 4.28 and except for any employment or consulting Contracts listed on Schedule 4.13, there are currently no Real Property leases, personal property leases, loans, guarantees, Contracts, transactions, understandings or other arrangements of any nature between or among any of the Seller and any current or former member, owner, shareholder, partner, director, officer or controlling Person of Seller (or any of their respective predecessors) or any other Person affiliated with the Seller (or any of its respective predecessors).

5. Representations and Warranties of Seller and Principals. Knowing that Buyer relies thereon, Seller and Principals, jointly and severally, represent, warrant and covenant to Buyer as of the Closing as follows:

5.1 Enforceable Agreement. This Agreement has been duly executed by each of the Principals and constitutes the legal, valid and binding obligation of each Principal and is enforceable against each Principal in accordance with its terms.

5.2 Investment Matters. The Shares to be issued hereunder are being acquired for each Principal's own account and not on behalf of any other Person, and all such Shares are being acquired for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution of such Shares. Each of the Principal's has received or examined Buyer's Annual Report on Form 10-K for the transition period from February 1, 2004 through December 31, 2004, Buyer's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and Buyer's July 26, 2005 Proxy Statement. Each of the Principal's has had the opportunity to ask questions and receive answers from Buyer concerning Buyer, and have been furnished with all other information about Buyer which it has requested. Each Principal is an "accredited investor" as defined in Rule 501(a) of the Securities Act of 1933, as amended. Each Principal believes that he has been fully apprised of all facts and circumstances necessary to permit him to make an informed decision about acquiring the Shares, that he has sufficient knowledge and experience in business and financial matters that he is capable of evaluating the merits and risks of an investment in the Shares, and that he has the capacity to protect its own interests in connection with the transactions contemplated hereby. Each of the Principals have been advised by Buyer and understand that, (1) the Shares to be issued hereunder will not be registered under any federal or state securities laws, (2) such shares must be held indefinitely unless and until they are subsequently registered or an exemption from registration becomes available, (3) the certificates representing such shares shall bear appropriate restrictive legends, and (4) Buyer shall have the right to direct the transfer agent of its common stock to place a stop transfer order against such certificates. Except as set forth on Schedule 5.2, none of the Principals has sold any shares of capital stock, membership interests or other securities of Seller or of Buyer at any time during the 30-day period ending on the Closing Date.

6. Representations and Warranties of Buyer. Knowing that Seller and Principals rely thereon, Buyer represents, warrants and covenants to Seller and Principals on the Closing Date as follows:

6.1 Subsidiaries. Buyer has no direct or indirect Subsidiaries, and does not own, directly or indirectly, any equity interest in or control, alone or in combination with others, any Persons, other than those listed in Schedule 6.1. Except as disclosed in Schedule 6.1, Buyer owns, directly or indirectly, all of the capital stock of each such Subsidiary free and clear of any and all Encumbrances, and all the issued and outstanding shares of capital stock of each such Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

6.2 Due Incorporation and Qualification. Each of Buyer and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation (as applicable). Each of Buyer and its Subsidiaries has the corporate or other similar applicable power and authority necessary to own, lease and operate their respective assets and business, to carry on their respective businesses as and where such businesses are now conducted, except where such failure to have such power and authority would not have a Buyer Material Adverse Effect. Buyer has full power and authority to enter into and perform this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby upon the terms and conditions herein and therein provided. Each of Buyer and its Subsidiaries is duly qualified as a foreign corporation or other entity in good standing under the Laws of each jurisdiction in which the nature of their respective business or the location of any of their respective assets requires such licensing or qualification, except where the failure to be so qualified or licensed would not have a Buyer Material Adverse Effect.

6.3 Authority to Execute and Perform Agreement. Buyer has the requisite corporate power and authority to execute, deliver and perform this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each other Transaction Document to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and each other Transaction Document to which Buyer is a party constitutes a valid and legally binding agreement of Buyer enforceable against Buyer in accordance with their respective terms and conditions, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting creditors' rights generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

6.4 No Breach. The consummation of the transactions herein contemplated including, without limitation, the execution, delivery and performance by Buyer of this Agreement and each of the other Transaction Documents to which it is a party do not and will not constitute a violation of or default under (either immediately or upon notice, lapse of time or both) or result in a breach of (a) Buyer's certificate of incorporation, bylaws or other organic governing documents, (b) the terms of any Contract to which Buyer or any of its Subsidiaries or any of their respective assets are bound, (c) any Judgment binding upon Buyer or any of its Subsidiaries, (d) any Permit; or (e) any Law (including federal and state securities laws) applicable to Buyer or any of its Subsidiaries or any of their respective assets, except, in the cases of clause
(b), (c), (d) or (e), any such violation, default or breach that would not have a Buyer Material Adverse Effect.

6.5 No Broker. Except as set forth in Schedule 6.5, no broker, finder, agent or similar intermediary has acted for or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's fee, finder's fee, or similar fee or commission for which either Seller or any Principal will be liable in connection therewith based on any agreement, arrangement or understanding with Buyer or any action taken by Buyer.

6.6 Capitalization. The issue and sale of the Shares will not, immediately or with the passage of time, obligate Buyer to issue shares of Buyer's Stock or other securities to any Person (other than the Seller and Principals) and will not result in a right of any holder of Buyer securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of Buyer, except as set forth in the SEC Reports (as hereinafter defined), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934), or has the right to acquire, by agreement with or by obligation binding upon Buyer, beneficial ownership of in excess of 5% of the outstanding Buyer's Stock, ignoring for such purposes any limitation on the number of shares of Buyer's Stock that may be owned at any single time.

6.7 Tax Matters. (i) The Buyer and its Subsidiaries have timely filed all Tax Returns (other than franchise Tax Returns) that are required to be filed before the Closing Date, (ii) the information provided on such Tax Returns is complete and accurate in all material respects and (iii) all Taxes shown to be due on such Tax Returns have been paid in full.

6.8 Issuance of Buyer's Stock. The shares of Buyer's Stock issued in connection with this Agreement are duly authorized and duly and validly issued, fully paid and nonassessable, free and clear of all Encumbrances and are not subject to preemptive or similar rights. No registration under the Securities Act is required for the offer and sale of the Shares to the Seller under this Agreement. Buyer is eligible to register the Shares for resale by the Seller and the Principals under Form S-3 promulgated under the Securities Act. Except as set forth in Schedule 6.8, Buyer has not granted or agreed to grant any Person any rights (including "piggy-back" registration rights) to have any securities of Buyer registered with the Securities and Exchange Commission (the "Commission") or any other governmental authority that have not been satisfied or waived.

6.9 Filings, Consents and Approvals. Except as set forth on Schedule 6.9, Buyer is not required to obtain any Consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, The Nasdaq National Market or other Person in connection with the execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party.

6.10 Regulatory Compliance. Since December 31, 2003, Buyer has duly and timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the

Securities Exchange Act of 1934, as amended (the "Exchange Act"), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (the foregoing materials being collectively referred to herein as the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Buyer, except as set forth in the SEC Reports or as set forth on Schedule 6.10, since December 31, 2004, the Buyer has not entered into any agreement or arrangement, taken any action or incurred any Liability, nor has any event occurred, which, pursuant to applicable Laws, would require Buyer to disclose such agreement, arrangement, action, Liability or event in its annual report on Form 10-K for Buyer's fiscal year ended December 31, 2005. The financial statements of Buyer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, or, in the case of unaudited financial statements, as permitted by Rule 10-01 of Regulation S-X promulgated under the Securities Act and the Exchange Act, and fairly present in all material respects the financial position of Buyer and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

6.11 No Buyer Material Adverse Change. Since December 31, 2004 there has not occurred a Buyer Material Adverse Change.

6.12 Internal Accounting Controls. Buyer and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance in all material respects that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) access to assets is permitted only in accordance with management's general or specific authorization.

6.13 Listing and Maintenance Requirements. Buyer's Stock is registered pursuant to the Exchange Act and is listed on The Nasdaq National Market, and Buyer has taken no action designed to terminate the registration of Buyer's Stock or delisting Buyer's Stock from The Nasdaq National Market. Buyer has not, in the two years preceding the date hereof, received notice (written or oral) from The

Nasdaq National Market to the effect that Buyer is not in compliance with the listing or maintenance requirements thereof. Buyer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of Buyer's Common Stock on The Nasdaq National Market. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of The Nasdaq National Market and no approval of the shareholders of Buyer is required for Buyer to issue and deliver to the Seller the Shares as contemplated by this Agreement and the other Transaction Documents.

6.14 Compliance with Laws. Except as set forth in Schedule 6.14, since January 1, 2002, the business of the Buyer and its Subsidiaries has been conducted in compliance with all applicable Laws, except for any failure to be so conducted that would not have a Buyer Material Adverse Effect.

6.15 Investment Company. Buyer is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended..

6.16 Application of Takeover Protections. There are no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Buyer's certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Seller or the Principals as a result of the Seller and Buyer fulfilling their obligations or exercising their rights under this Agreement and the other Transaction Documents, including without limitation Buyer's issuance of the Shares.

7. Deliveries by Seller, Rampage Clothing and Principals. Concurrently herewith at the Closing, Seller and, where applicable, Rampage Clothing or the Principals, are delivering to Buyer or its designee, the following, which shall be in form and substance acceptable to Buyer and Buyer's counsel:

7.1 Documents and instruments of transfer for the Assets including, without limitation, bills of sale for all Tangible Property, assignments of all Intangibles (including all Intellectual Property Rights appurtenant thereto) and assignments of all assignable licenses and Permits relating to the Assets or the use, occupancy or operation thereof including, but not limited to, documents substantially in the form of Exhibit "A" (Master Trademark Assignment Agreement), Exhibit "B" (Security Release) and Exhibit "C" (Assumption and Assignment Agreement).

7.2 Copies of the minutes of the meetings of the managers and members of Rampage Licensing and Rampage.com and the board of directors and shareholders of Rampage Clothing authorizing the execution and performance of this Agreement and the amendment of Seller's and Rampage Clothing's charter or formation documents to change its name, certified by Seller's Secretary;

7.3 Documents sufficient to effect amendments of Seller's, Rampage Clothing's and Rampage.com's charter or other formation documents to change its name to one which is not similar to its present name, which documents shall be in proper form;

7.4 Copies or originals of all files, papers, books and records, licenses, permits, approvals, applications, correspondence, and other documents relative to the Assets;

7.5 Termination statements and any other termination documents terminating all Encumbrances in and to the Assets;

7.6 A certificate, dated no earlier than ten days prior to the Closing Date, that Seller, Rampage Clothing and Rampage.com is in good standing in its jurisdiction of formation;

7.7 Certificate of incumbency and specimen signatures of all signatory officers of Seller, certified by Seller's Secretary and or manager;

7.8 Certificate of incumbency and specimen signatures of all signatory officers of Rampage Clothing and Rampage.com, certified by the respective secretary of Rampage Clothing and the secretary or manager of Rampage.com;

7.9      The License Agreement;

7.10 The favorable opinion of Buchalter Nemer, a Professional Law Corporation, counsel to Seller, Rampage Clothing and Rampage.com, dated the Closing Date and addressed to Buyer substantially in the form attached hereto as Exhibit "D";

7.11 Permits and Consents from any person required for consummation of the Closing in form and substance satisfactory to Buyer including, without limitation, all governmental and administrative Consents and approvals;

7.12 All such further Documents and Contracts which may be requested by Buyer or its counsel, in order to more effectively transfer title to the Assets to Buyer, or to effectuate and carry out any provision of this Agreement and the transaction provided herein;

7.13 Evidence of termination of arrangements relating to the payment of revenues of Rampage Licensing to Rampage Clothing, the Creditors' Trust and/or others and evidence of termination of the license agreement between Seller and Rampage Clothing.

7.14 Letters, in the form attached hereto as "Exhibit E," from Seller to each licensee under the Specified Contracts directing such licensee to make all payments due to Seller under such Specified Contracts, to Buyer, and setting forth the Buyer's address for such payments.

8. Deliveries by Buyer. Concurrently herewith at the Closing, Buyer is delivering to Seller, and, where applicable, Principals, the following, which shall be in form and substance acceptable to Seller and Principals and Seller's counsel and Principals' counsel:

8.1      Purchase Price;

8.2      The License Agreement signed by Buyer; and

8.3 The favorable opinion of Blank Rome LLP, counsel to Buyer, dated the Closing Date and addressed to Seller, substantially in the form of Exhibit "F".

9. Interpretation and Survival of Representations and Warranties.
Notwithstanding any right of Buyer to fully investigate the affairs of Seller (and vice versa) and notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to such investigation or right of investigation

(and vice versa), Buyer, Seller, Rampage Clothing and Principals, as the case may be, have the right to rely fully upon the representations, warranties, covenants and agreements contained in this Agreement or in any Transaction Document delivered to them or any representatives in connection with the transactions contemplated by this Agreement. Each warranty, representation and covenant contained herein is independent of all other warranties, representations and covenants contained herein (whether or not covering identical or related subject matter) and must be independently and separately complied with and satisfied. All representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder. Notwithstanding the foregoing:

9.1 the representations and warranties of the Seller and Principals contained in Sections 4.1, 4.2, 4.3, 4.17, 4.18, 4.22, 4.25 and 5.2 of this Agreement, the representations and warranties of Buyer contained in Sections 6.1, 6.2, 6.3, 6.5, 6.6, 6.8 and 6.10 of this Agreement and the respective covenants and agreements of the parties hereto contained in this Agreement, and the related agreements of the Seller, the Principals and Buyer to indemnify each other set forth in Section 11, shall survive the Closing and continue in full force and effect indefinitely and the parties hereto shall have the right to seek indemnification from the Seller, the Principals or Buyer, as the case may be, in respect thereof indefinitely; and

9.2 all other representations and warranties of the Seller and Buyer hereunder, and the related agreements of the Seller, the Principals and Buyer to indemnify each other set forth in Section 11, shall survive the Closing and continue in full force and effect until, and all indemnification claims with respect thereto shall be made prior to, the eighteenth (18th) month anniversary of the Closing Date, except for representations, warranties and related indemnities for which an indemnification claim shall be pending as of the end of the applicable period referred to above, in which event such indemnities shall survive with respect to such indemnification claim until the final disposition thereof.

9.3 With respect to any representation, warranty and related indemnity, the period commencing on the date hereof and terminating on the date that such representation, warranty and indemnity expires pursuant to clause 9.1 or 9.2 above shall be referred to herein as the "Applicable Survival Period".

10.      Certain Post-Closing Obligations

10.1 Voting Restrictions. Each Seller and Principal hereby agrees to vote the Shares owned or held of record by each of them in favor of matters approved by the Board of Directors of Buyer (the "Board") or at the direction of the Board in connection with all matters seeking Buyer's stockholder approval, or to take all actions by written consent in lieu of any such meeting as directed by the Board, other than for Excluded Transactions (as hereinafter defined) until the Seller and Principals do not own, in the aggregate, more than 500,000 Shares (as such number shall be appropriately be adjusted for any stock split, stock combination or other similar event affecting the outstanding number of shares of Buyer's Stock occurring after the date hereof). It being understood that the provisions of this clause shall not apply to any Shares sold or otherwise transferred by any of the foregoing Persons to Persons other than the foregoing Persons. "Excluded Transactions" shall mean any transaction or series of transactions that, directly or indirectly, (A) results in any holder of the Shares receiving proportionately less or different consideration for any Shares held by such holder or otherwise being treated disproportionately adversely than any other holder of Buyer's Stock or other interests convertible, exchangeable or exercisable into shares of Buyer's Stock; (B) has the effect of increasing the proportionate share of Buyer's outstanding Stock held by any affiliate of Buyer, except as a result of (y) the issuance to such affiliate for fair value of any such shares of Buyer's Stock, or (z) the issuance of equity securities of Buyer to Buyer's employees in the ordinary course of business pursuant to employee benefit plans or arrangements approved by the Board; (C) has an adverse effect on any existing employment, consulting or other arrangement between Buyer or any of its subsidiaries and any such holder or any affiliate of such holder of Buyer's Stock; or (D) would subject any holder of Buyer's Stock to liability under any applicable Law.

10.2 Restrictions on Sale of Shares. During the 24 month period following the Closing Date (such period herein referred to as the "Restricted Period"), no Seller or Principal shall, directly or indirectly, through an "affiliate" or "associate" (as such terms are defined in the General Rules and Regulations under the Securities Act of 1933, as amended), a family member or otherwise, offer, sell, pledge, hypothecate, grant an option for sale, or otherwise dispose of, or transfer or grant any rights with respect thereto in any manner either privately or publicly (each, a "Transfer") any of the Shares or shares of the Buyer's Stock acquired by any of the Seller or Principals pursuant to a stock split, stock dividend, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of Buyer (each an "Adjustment") affecting the Shares (together with the Shares, "Securities"), or enter into any agreement or any transaction that has the effect of transferring, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities, whether any such agreement or transaction is to be settled by delivery of the Securities, in cash or otherwise; except that, subject to the terms and conditions of this Agreement, (i) during the first 12 month period of the Restricted Period (the "Initial Period"), Seller and/or Principals may Transfer, in open market transactions, such number of Securities for which the gross proceeds of all such Transfers occurring during the Restricted Period equal no more than an aggregate of $10,150,000 and (ii) on the first day of each of the first four consecutive three-month periods following the expiration of the Initial Period, the restrictions on Transfer provided for in this Section 10.2 shall lapse, on a cumulative basis, with respect to 25% of the number of Shares owned by Seller and Principals at the end of the Initial Period (taking into account and proportionally adjusting for any Adjustments occurring during such period) and Seller and/or Principals may Transfer such Shares, in open market transactions without restriction.

10.3     Automatic Registration.

(1) Not later than thirty (30) days after the Closing Date, Buyer shall prepare and file with the Commission a Registration Statement covering the resale of all of the Shares. The Registration Statement shall be on Form S-3 (except if Buyer is not then eligible to register for resale the Shares on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain a "Plan of Distribution" in form and substance agreed upon by the parties hereto and customary for transactions of this type. Buyer shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than one hundred twenty (120) days after the Closing Date, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date when (i) all the Shares covered by the Registration Statement have been sold pursuant thereto or, so long as a Registration Statement covering all of the Shares is then effective, otherwise or (ii) the Shares may be publicly sold without volume restrictions under Rule 144(k) of the Securities Act as determined by the counsel to Buyer pursuant to a written opinion letter to such effect, addressed and acceptable to Buyer's transfer agent, the Seller and the Principals (the "Effectiveness Period"). Buyer's obligation under this Section is subject to the applicable seller of the Shares being registered providing Buyer with such information regarding such seller and its ownership of shares of Buyer Stock as Buyer determines necessary to include in the Registration Statement.

(2) In connection with Buyer's registration obligations hereunder, Buyer shall:

(a) Not less than two business days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish to Paul Buxbaum, who is hereby designated by the Seller and Principals as the representative of the Principals and Seller for the purposes of this
Section 10.3 (in such capacity, the "Principal Representative") copies of all such documents proposed to be filed which documents will be subject to the review of the Principal Representative and one counsel to the Principal Representative. Buyer shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Principal Representative or counsel to the Principal Representative shall reasonably object in good faith.

(b) (A) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Shares for the Effectiveness Period;
(B) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 under the Securities Act; and (C) respond as promptly as practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Principal Representative true and complete copies of all correspondence from and to the Commission relating to the Registration Statement.

(c) Notify the Principal Representative as promptly as practicable (and, in the case of (A)(1) below, not less than three business days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than two business days following the day (A)(1) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (2) when the Commission notifies Buyer whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (Buyer shall provide true and complete copies thereof and all written responses thereto to the Principal Representative); and (3) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Shares or the initiation of any Proceedings for that purpose; (D) of the receipt by Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (E) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or

Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any order suspending the effectiveness of the Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction, at the earliest practicable moment.

(e) Furnish to Seller and each Principal, without charge, at least one conformed copy of the final Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(f) Promptly deliver to Seller and each Principal, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. Buyer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders in connection with the offering and sale of the Shares covered by such Prospectus and any amendment or supplement thereto.

(g) Prior to any public offering of Shares, use its commercially reasonable efforts to register or qualify or cooperate with the selling holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Shares for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States reasonably requested by either Seller or any Principal, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Shares covered by the Registration Statement; provided, that Buyer shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject Buyer to any material tax in any such jurisdiction where it is not then so subject.

(h) Cooperate with the Seller and the Principals to facilitate the timely preparation and delivery of certificates representing Shares to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Shares to be in such denominations and registered in such names as any such Persons may request.

(i) Use commercially reasonable efforts to cause all Shares covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by Buyer are then listed.

(j) Upon the occurrence of any event contemplated by clause (c)(2) or (3), as promptly as practicable, take all such action as is necessary to cause the removal of any such stop order or any such suspension of the qualification or exemption from qualification.

(k) Upon the occurrence of any event contemplated by clause (c)(5), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l) Comply with all applicable rules and regulations of the Commission, take such other actions as may be reasonably necessary to facilitate the registration of the Shares hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this clause (xii), "Availability Date" means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of Buyer's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter).

(3) All fees and expenses incident to the performance of or compliance with the provisions of Section 10 of this Agreement by Buyer shall be borne by Buyer whether or not any Shares are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with The Nasdaq National Market or other applicable securities exchange, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Shares and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Shares included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for Buyer, (v) Securities Act liability insurance, if Buyer so desires such insurance, and (vi) fees and expenses of all other Persons retained by Buyer in connection with the consummation of the transactions contemplated by this Section 10. In addition, Buyer shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Section 10 (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Shares on any securities exchange as required hereunder.

(4) With a view to making available to the holders of Shares the benefits of Rule 144 (or its successor rule) under the Securities Act and any other rule or regulation of the Commission that may at any time permit such holders to sell Shares to the public without registration, Buyer covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, until the earlier of (A) such date as all of the Shares may be resold to the public without volume restrictions pursuant to Rule 144(k) under the Securities Act or any other rule of similar effect or (B) such date as all of the Shares shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required to be so filed pursuant to Rule 144(c) under the Securities Act in order to permit the holders of the Shares to be entitled to transfer the Shares without registration pursuant to Rule 144 under the Securities Act; and (iii) furnish to each holder of Shares upon request (A) a written statement by Buyer that it has complied with the reporting requirements of the Exchange Act, (B) a copy of Buyer's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such holder of any rule or regulation of the Commission that permits the selling of any such Shares without registration.

(5) It is acknowledged and agreed that any holder of the Shares (whether or not such holder is a Seller or a Principal) is an intended third party beneficiary of the provisions of this Section 10.3; provided that (i) such holder agrees in writing to be bound by the provisions of this Section 10.3 applicable to such holder, (ii) such holder shall become the beneficial owner of such Shares prior to the effectiveness of the Registration Statement and (iii) such holder shall have notified Buyer of its intention to be included as a selling stockholder under the Registration Statement prior to (x) in the event that the Registration Statement is declared effective without the filing with the Commission of any amendments to the initial filing of the Registration Statement, the date of the initial filing of the Registration Statement with the Commission or (y) in the event that any amendments to the Registration Statement are filed with the Commission prior to the effectiveness of the Registration Statement, the date of the last amendment to the Registration Statement so filed with the Commission prior to the effectiveness of the Registration Statement.

10.4 Form D. Buyer shall file on a timely basis a Notice of Sale of Securities on Form D with respect to the Shares and shall provide a copy thereof to the Principal Representative.

10.5 Tax Returns. The Seller shall file all Tax Returns required to be filed with respect to the Assets on or prior to October 31, 2005.

10.6 Cooperation on Tax Matters. Seller, Principals and Buyer shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Agreement and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller and Principals agree to retain all books and records with respect to Tax matters pertinent to the Seller relating to any Tax period beginning before the Closing Date until the expiration of the statute of limitations (including any applicable extensions) of the respective Tax periods, and to abide by all record retention agreements entered into with any governmental authority.

10.7 Assistance with Audits. On or before October 1, 2005, Seller shall deliver to Buyer financial statements of the Seller which have been audited by an independent certified public accountant for the year ended December 31, 2004. Seller shall, at Buyer's expense, use its commercially reasonable efforts to take all actions, including the making available of Seller's accountants and the granting of access to Buyer and its accountants to all Books and Records of the Seller, to assist Buyer in connection with Buyer's preparation of financial statements as required by Items 2.01 and 9.01 of Form 8-K in order for Buyer to meet its Form 8-K obligations within the applicable time period required by such form.

10.8 Limited License. In consideration of the transactions contemplated by this Agreement, Buyer grants Rampage Clothing, during the period beginning on the Closing Date and ending September 30, 2005, (i) a non-exclusive royalty-free worldwide license to sell and deliver any of the apparel or other products contemplated to be sold and/or delivered pursuant to purchase orders of Rampage Clothing existing at the Closing, provided that such orders are actually shipped to customers on or prior to September 30, 2005 and (ii) a non-exclusive royalty-free worldwide license to use the Intellectual Property Rights in connection with the activities described in clause (i) above.

11.      Indemnification.

11.1 Obligation of Seller, Rampage Clothing and Principals to Indemnify. Seller, Rampage Clothing, Rampage.com and Principals shall, jointly and severally, indemnify, defend and hold harmless Buyer and its officers, directors, shareholders and affiliates (collectively, the "Buyer Indemnified Parties") from and against any and all Losses with respect to the following:

(1) any misrepresentation or breach of any representation, warranty, covenant or agreement of Seller, Rampage Clothing, Rampage.com and Principals (or any of them) contained in this Agreement or in any Transaction Document delivered pursuant to this Agreement (a "Seller Failure of Representation");

(2) any and all Retained Liabilities (a "Retained Liability Loss");

(3) Any breach of or failure to perform any covenant, agreement or obligation of either Seller, Rampage Clothing or any Principal contained in this Agreement or in any other Transaction Document (a "Seller Failure of Covenant");

(4) Any Liability or obligation arising out of the Proceedings described in
Section 4.11 (whether or not listed on Schedule 4.11);

(5) Any Liability or obligation resulting from any violations of WARN, committed by Seller, Rampage Clothing or Rampage.com, for a period of 90 days following Closing; and/or

(6) Any actions, causes of action, claims, suits, Proceedings, demands, assessments, settlements, Judgments, damages, Losses, costs and legal and other expenses incident to any of the foregoing.

11.2 Limitation as to the Seller's, Rampage Clothing's, Rampage.com's and Principals' Indemnification Obligations. The following provisions of this
Section 11.2 shall limit the respective indemnification obligations of the Seller, Rampage Clothing, Rampage.com and Principals hereunder.

(1) Limitation as to Time. Notwithstanding anything set forth in this Agreement to the contrary, no Seller nor any Principal shall have any indemnification liability under clauses 11.1(1) and 11.1(2) to any Buyer Indemnified Party in respect of any Seller Failure of Representation from and after the Applicable Survival Period, unless such claim was brought in writing in accordance with the terms hereof, prior to the lapse of the Applicable Survival Period in which case it shall survive until such claim has been settled or resolved.

(2) Limitation as to Minimum Aggregate Claims. Notwithstanding anything set forth in this Agreement to the contrary, neither Seller, Rampage Clothing, Rampage.com nor any Principal shall have any indemnification liability under this Section 11 to any Buyer Indemnified Party with respect to any Losses in connection with any Seller Failure of Representation or any Seller Failure of Covenant until the aggregate dollar amount of all such Losses indemnifiable hereunder exceeds $250,000 and then only to the extent such Losses exceed such $250,000 threshold.

(3) Maximum Aggregate Limitation. The maximum aggregate collective indemnification liability of the Seller, Rampage Clothing, Rampage.com and the Principals under this Section 11 in respect of Seller Failure of Representatives and Seller Failure of Covenants shall in no event exceed the sum of $25,000,000.

(4) Limitation as to Form of Indemnification Payment. In the event that Seller, Rampage Clothing, Rampage.com or any Principal shall, pursuant to the terms of this Agreement, be obligated to make any indemnification payment to Buyer under this Section 11, Seller, Rampage Clothing, Rampage.com or such Principal may at its election make such payment in cash, in the form of shares of Buyer's Stock or any combination thereof. For the purpose of the foregoing, in the event that any Seller, Rampage Clothing, Rampage.com or Principal shall elect to make any indemnification payment (or any portion thereof) in the form of shares of Buyer's Stock, each such share of Buyer's Stock shall be deemed to be valued at the closing sales price per share of Buyer's Stock on the The Nasdaq National Market on the trading date immediately preceding the date such payment is made.

11.3 Obligation of Buyer to Indemnify. Buyer shall indemnify, defend and hold harmless the Seller and the Principals and their respective officers, directors, shareholders and affiliates (collectively, the "Seller Indemnified Parties") from and against any and all Losses with respect to the following:

(1) any breach of any representation or warranty of Buyer contained in this Agreement or in any other Transaction Document (a "Buyer Failure of Representation");

(2) any breach of or failure to perform any covenant, agreement or obligation of Buyer contained in this Agreement or in any other Transaction Document (a "Buyer Failure of Covenant");

(3) all Specified Liabilities;

(4) any claim or Proceeding brought by any Person against any Seller Indemnified Party after the Closing asserting any Liability of the business of the Buyer or any of its Subsidiaries or the Assets arising from any event, fact or circumstance arising out of or relating to the ownership or operation of the business of the Buyer or any of its Subsidiaries or the Assets by Buyer after the Closing (a "Post-Closing Activity Loss"); and/or

(5) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements or omissions are based solely upon information regarding such Seller Indemnified Party or such Seller Indemnified Party's proposed method of distribution of Shares, in each case, furnished in writing to Buyer by such Seller Indemnified Party expressly for use therein.

11.4 Limitation as to the Buyer's Indemnification Obligations. The following provisions of this Section 11.4 shall limit the respective indemnification obligations of the Buyer hereunder:

(1) Limitation as to Minimum Aggregate Claims. Notwithstanding anything set forth in this Agreement to the contrary, Buyer shall not have any indemnification liability under this Section 11 to any Seller Indemnified Party with respect to any Losses in connection with any Buyer Failure of Representation, any Buyer Failure of Covenant or any Post-Closing Activity Loss until the aggregate dollar amount of all such Losses indemnifiable hereunder exceeds $250,000 and then only to the extent such Losses exceed such $250,000 threshold.

11.5 Limitation as to Maximum Aggregate Claims. Notwithstanding anything set forth in this Agreement to the contrary, the maximum aggregate indemnification liability of Buyer under this Section 11 in connection with all Buyer Failure of Representations and all Buyer Failure of Covenants shall in no event exceed $25,000,000 in the aggregate.

11.6 Third Party Claims. If a claim by a third party is made against any party or parties hereto and the party or parties against whom said claim is made intends to seek indemnification with respect thereto under Sections 11.1 or 11.2, the party or parties seeking such indemnification shall promptly notify the indemnifying party or parties, in writing, of such claim; provided, however, that the failure to give such notice shall not affect the rights of the indemnified party or parties hereunder except to the extent that such failure materially and adversely affects the indemnifying party or parties due to the inability to timely defend such action. The indemnifying party or parties shall have 10 business days after said notice is given to elect, by written notice given to the indemnified party or parties, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of the indemnified party or parties, such consent not to be unreasonably withheld) and at their sole risk and expense, the good faith settlement or defense of such claim, and the indemnified party or parties shall cooperate with the indemnifying parties in connection therewith; provided: (a) all settlements require the prior reasonable consultation with the indemnified party and the prior written consent of the indemnified party, which consent shall not be unreasonably withheld (provided, that no such consent will be required in the event that such settlement contains (i) no admission of liability and (ii) an unconditional release of the indemnified party from any and all Liability in respect thereof), and (b) the indemnified party or parties shall be entitled to participate in such settlement or defense through counsel chosen by the indemnified party or parties, provided that the fees and expenses of such counsel shall be borne by the indemnified party or parties. So long as the indemnifying party or parties are contesting any such claim in good faith, the indemnified party or parties shall not pay or settle any such claim; provided, however, that notwithstanding the foregoing, the indemnified party or parties shall have the right to pay or settle any such claim at any time, provided that in such event they shall waive any right of indemnification therefor by the indemnifying party or parties. If the indemnifying party or parties do not make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the indemnifying parties fail to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, the indemnified party or parties shall have the right to contest, settle or compromise (provided that all settlements or compromises require the prior reasonable consultation with the indemnifying party and the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) the claim at their exclusive discretion, at the risk and expense of the indemnifying parties.

11.7 Sole and Exclusive Remedy. Each of the parties hereto acknowledge and agree that, after the Closing Date, notwithstanding any other provision of this Agreement to the contrary, such party's sole and exclusive monetary remedy with respect to any of the matters described in this Section 11 and any and all other claims relating to the subject matter of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby shall be in accordance with, and limited by, the provisions set forth in this Section 11. Notwithstanding anything to the contrary contained in the foregoing, nothing contained in this Agreement shall relieve or limit the liability of any party or any officer or director of such party from any liability arising out of or resulting from actual fraud or intentional misrepresentation in connection with the transactions contemplated by this Agreement or the Transaction Documents.

12. Assistance. Regardless of which party is controlling the defense of any claim, each party shall act in good faith and shall provide reasonable documents and cooperation to the party handling the defense.

13. Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, each party shall pay its own expenses incident to preparing for, entering into and carrying into effect this Agreement and the transactions contemplated hereby. Seller shall each be responsible for and make arrangements to pay all sales, transfer, stamp, recording and similar Taxes, if any, incurred in connection with any Intangibles and Tangible Property conveyed to Buyer hereunder.

14. Further Assurances.

14.1 In addition to the actions specifically required to be taken or delivered by this Agreement, whether on or before or from time to time after the Closing, and without further consideration, each party hereto shall take such other actions, and execute and/or deliver such other documents and instruments, as the other party hereto or its counsel may reasonably request in order to effectuate and perfect the transactions contemplated by this Agreement.

14.2     After the Closing Date, Seller and Principals shall do the following:

(1) Deliver to Buyer all notices, correspondence and other items relating to the Assets which are from time to time received by them or are in their possession.

(2) File with the appropriate governmental body documents sufficient to effect a change of Seller's, Rampage Clothing's and Rampage.com's name to one not similar to its current name and send proof of such filing and proper advertising thereof to Buyer, and file with each jurisdiction listed in Schedule 4.1 such Documents as are necessary to effectuate such change of name in each such jurisdiction.

15. Non-compete.

15.1     Non-compete.

                                    (1)     For a period of the longer of (i)
the term of the License Agreement or two (2) years from the date hereof, Larry Hansel agrees that neither he, nor any entity in which he maintains a financial or ownership interest, will, either directly or indirectly, design, manufacture, license, purchase or sell to any department store junior collection (or young contemporary) or specialty store buyer, women's junior collection sportswear directly competitive with the Marks, or take any actions or sell any product that shall in any way reduce the availability of "open to buy" from Seller's or its Affiliate's customers, or undermine or interfere with the sale of Articles (as defined in the License Agreement) in any way. For purposes of this Section 15.1 "directly competitive" shall mean brands that have similar consumer base and price points as the Marks. By way of illustration, and not limitation, Buyer acknowledges and consents to a Principal's ownership, directly or indirectly, of "Love Tease" a juniors trademark targeted at lower price points than the Marks in primary markets and "Grass" a denim (jeans and tops) trademark targeted at upscale specialty retailers. Both "Love Tease" and "Grass" shall be excluded from the restrictions of this Section 15.1 so long as the price points and consumer base of those brands, and the price points for Articles, remain substantially similar to the price points and consumer base that are currently in effect. Notwithstanding the foregoing, in the event that the License Agreement is terminated pursuant to
Section 2.4 of the License Agreement, the restriction set forth in this Section
15.1 shall immediately terminate.

(2) Each of Paul Buxbaum and David Ellis hereby agrees that for a period of two
(2) years after the date hereof, neither of them shall, in any way, have any direct or indirect investment in, or active participation in the management of, any of the following brands or any licensees thereof: GUESS and XOXO. For purposes of clarification, nothing in the foregoing sentence shall prohibit each of Messrs. Buxbaum and Ellis from owning, directly or indirectly, for investment purposes only, not more than 5% of the publicly traded capital stock of GUESS.

15.2 The parties hereto hereby acknowledge and agree that (i) Buyer would be irreparably injured in the event of a breach by any of the Principals of any of their obligations under this Section 15, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) Buyer shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach. It is hereby also agreed that the existence of any claims which Principals may have against Buyer, whether under this Agreement or otherwise, shall not be a defense to the enforcement by Buyer of any of the rights under this Section 15.

15.3 It is the intent of the parties hereto that the covenants contained in this Agreement shall be enforced to the fullest extent permissible under the laws of and public policies of each jurisdiction in which enforcement is sought (Principals hereby acknowledge that said restrictions are reasonably necessary for the protection of Buyer). Accordingly, it is hereby agreed that if any one or more of the provisions of this Section 15 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible.

15.4 The provisions of this Section 15 shall be in addition to, and not in lieu of, any other obligations with respect to the subject matter hereof, whether arising as a matter of contract, by law or otherwise, including, but not limited to, any obligations which may be contained in any employment agreements between the Principals and Buyer entered into at or after the Closing. Notwithstanding the joint and several obligations of the Principals set forth in Section 11 hereof, in no event shall the breach by any Principal of the restrictive covenants set forth in Section 15.1 or 15.2 result in an indemnification obligation for the non-breaching Principals set forth in this Agreement.

16.      Miscellaneous.

16.1 Publicity. The parties shall consult with each other before issuing any press release with respect to the Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that Buyer may, without the prior consent of the other parties (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement as may upon the advice of outside counsel be required by law or the rules and regulations of the NASDAQ.

16.2 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either delivered personally to the addressee, or mailed, certified or registered mail or express mail, postage prepaid, or sent by a nationally recognized courier service, service charges prepaid, and shall be deemed given when so delivered personally, if by certified or registered mail, four days after the date of mailing or if express mailed or sent by a nationally recognized courier service, two days after the date of mailing, as follows:

(1) If to Buyer:
                                             Iconix Brand Group, Inc.
                                             215 West 40th Street, 6th Floor
                                             New York, New York  10008
                                             Attn:  Neil Cole, President

                                            With a required copy to:

                                             Blank Rome LLP
                                             405 Lexington Avenue
                                             New York, New York 10174
                                             Attention:  Robert J. Mittman, Esq.

(2) If to Seller:

                                            Rampage Licensing LLC
                                            c/o Buxbaum Company, LLC
                                            26610 Agoura Boulevard, Suite 120
                                            Calabasas, CA  91320

                                            With a required copy to:

                                            Buchalter Nemer
                                            1000 Wilshire Boulevard, 15th Floor
                                            Los Angeles, California 90017
                                            Attn.: Jeffrey H. Kapor, Esq.

(3) If to Principals:

                                            Mr. Paul Buxbaum c/o Buxbaum
                                            Company, LLC 26610 Agoura
                                            Boulevard, Suite 120 Calabasas,
                                            CA 91320

                                            Mr. Larry Hansel 2300 S. Eastern
                                            Avenue Commerce, CA 90040

                                            With a required copy to:

                                            Buchalter Nemer
                                            1000 Wilshire Boulevard, 15th Floor
                                            Los Angeles, California 90017
                                            Attn.: Jeffrey H. Kapor, Esq.

and to such other address or addresses as Buyer, Seller or the Principals, as the case may be, may designate to the other by notice as set forth above.

16.3 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, written or oral, with respect thereto.

16.4 Waivers and Amendments. This Agreement may be amended, modified, superseded or cancelled and the terms and conditions hereof may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

16.5 Binding Agreement. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties hereto and their respective heirs, legal representatives, executors, successors and assigns.

16.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made, delivered and to be performed entirely within such State.

16.7 Assignment. This Agreement and the rights and obligations of the parties hereto shall not be assigned by any party to any Person without the prior written consent of the other party. Nothing in this Agreement, unless otherwise expressly provided, is intended to confer upon any Person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

16.8 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

16.9 Severability. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect.

16.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.11 Exhibits and Schedules. The Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein.

16.12 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

16.13 Consent to Jurisdiction and Service of Process. Any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the State of New York, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such Proceeding, and irrevocably submits to the jurisdiction of any such court in any such Proceeding. Any and all service of process and any other notice in any such Proceeding shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal Proceedings or otherwise proceed.



                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER:                                          SELLER:

ICONIX BRAND GROUP, INC.                        RAMPAGE LICENSING, LLC

By: /s/ Neil Cole                               By: /s/ Larry Hansel
---------------------------------------------   --------------------------------
Name  Neil Cole                                 Name:  Larry Hansel
Title:  President and Chief Executive Officer   Title:  Manager

                                                RAMPAGE.COM, LLC

                                                RAMPAGE.COM, LLC
                                                By:  /s/ Larry Hansel
                                                --------------------------------
                                                Name:  Larry Hansel
                                                Title: Manager

                                                RAMPAGE CLOTHING:

                                                RAMPAGE CLOTHING COMPANY

                                                By: /s/ David Ellis
                                                --------------------------------
                                                Name: David Ellis
                                                Title: Executive Vice President



PRINCIPALS:


/s/  Bridgette Hansel Andrews                                /s/ Larry Hansel
------------------------------------                         -------------------
BRIDGETTE HANSEL ANDREWS                                     LARRY HANSEL



/s/ Paul Buxbaum                                             /s/ Michelle Hansel
------------------------------------                         -------------------
PAUL BUXBAUM                                                 MICHELLE HANSEL



/s/ David Ellis
------------------------------------
DAVID ELLIS

                     LIST OF OMITTED SCHEDULES AND EXHIBITS

SCHEDULE                DESCRIPTION


      1.37              Specified Contracts
      2.3(2)            Additional Assumed Liabilities
      3.3               Purchase Price Allocation
      4.1               Due Incorporation and Qualification; Subsidiaries
      4.2               Capitalization; Options
      4.4               Financial Statements
      4.5               No Material Adverse Change
      4.7               Compliance with Laws
      4.8               Permits
      4.9               No Breach
      4.10              Consents and Approvals
      4.11              Judgments and Proceedings
      4.13              Contracts
      4.16              Tangible Property
      4.17              Intangibles
      4.18              Title
      4.19              Indebtedness
      4.21              Suppliers and Licensees
      4.23              Insurance
      4.24              Software
      4.26              No Broker
      4.28              Related Party Transactions
      5.2               Investment Matters
      6.1               Subsidiaries
      6.5               No Broker
      6.8               Registration Rights
      6.9               Consents
      6.10              Regulatory Compliance
      6.14              Compliance with Laws

EXHIBITS                DESCRIPTION

Exhibit A               Master Trademark Assignment Agreement
Exhibit B               Security Release
Exhibit C               Assignment and Assumption Agreement
Exhibit D               Opinion of Buchalter Nemer
Exhibit E               Letter to Licensee
Exhibit F               Opinion of Blank Rome LLP